Exhibit 4.7


                              DECLARATION OF TRUST

          This DECLARATION OF TRUST, dated as of April 11, 2003 (this "Declaration"), among Scottish Annuity & Life Holdings, Ltd., a Cayman Islands exempted company, as "Sponsor," The Bank of New York (Delaware), a Delaware banking corporation, as Trustee, and Paul Goldean, as Trustee (together, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

          1. The trust created hereby shall be known as "Scottish Holdings Statutory Trust II," in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Statutory Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

          3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

          4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement (including the prospectus, prospectus supplements and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, including any amendments thereto; (ii) to file with the New York Stock Exchange or any other national stock exchange or The Nasdaq National Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii)


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to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable and (iv) to negotiate the terms of and to execute, deliver and perform on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities among the Trust, the Sponsor and the several Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i), (ii) and
(iii) above is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by any of the Trustees, Paul Goldean, in his capacity as Trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In connection with all of the foregoing, the Sponsor hereby constitutes and appoints Michael C. French and Scott E. Willkomm, and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Sponsor or in the Sponsor's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

          5. This Declaration may be executed in one or more counterparts.

          6. The number of Trustees initially shall be two (2) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty (30) days' prior notice to the Sponsor.

          7. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

          8. To the fullest extent permitted by applicable law, the Sponsor shall indemnify and hold harmless any Trustee, any affiliate of any Trustee, any paying agent, any officer, director, shareholder, member, partner or employee of any Trustee or paying agent, or any employee or agent of the Trust or any of its affiliates (each such person, an "Indemnified Person") from and against any loss, liability, expense, damage or claim incurred by such Indemnified Person arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or by reason of any act or omission performed or omitted by such Indemnified Person in good faith and on behalf of the Trust and in a manner such Indemnified


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Person reasonably believed to be within the scope of authority conferred on such
Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be an Indemnified Person by reason of negligence, bad faith or willful misconduct with respect to such acts or omissions.



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          IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.

                            SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
                            as Sponsor


                            By:  /s/ Scott E. Willkomm
                                 Name:   Scott E. Willkomm
                                 Title:  President


                            The Bank of New York (Delaware),
                            not in its individual capacity but solely as Trustee


                            By:  /s/ Michael Santino
                                 Name:   Michael Santino
                                 Title:  Senior Vice President


                            ------------------------------------------------
                            Paul Goldean, not in his individual capacity but solely as Trustee



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